Exhibit (a)(4)

Delaware	Page 1
The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CONSTITUTION CAPITAL HORIZON FUND, LLC”, CHANGING ITS NAME FROM "CONSTITUTION CAPITAL HORIZON FUND, LLC" TO "CONSTITUTION CAPITAL EVERGREEN PARTNERSHIP FUND, LLC", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JANUARY, A.D. 2026, AT 12:51 O`CLOCK P.M.

10414832 8100 SR# 20260073422	Authentication: 202762558 Date: 01-08-26
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:51 PM 01/08/2026 FILED 12:51 PM 01/08/2026 SR 20260073422 - File Number 10414832

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:
Constitution Capital Horizon Fund, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Article FIRST is amended and restated in its entirety to read:

“FIRST: The name of the limited liability company is Constitution Capital Evergreen Partnership Fund, LLC”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th                            day of January                           , A.D. 2026        .

/s/ Christopher Faucher
Christopher Faucher, Authorized Person